[LETTERHEAD]
              STRADLEY RONON STEVENS & YOUNG, LLP
                    2600 ONE COMMERCE SQUARE
             PHILADELPHIA, PENNSYLVANIA  19103-7098









Direct Dial: (215) 564-8047


                       February 20, 1997



The Timothy Plan
c/o Covenant Funds, Inc.
1304 West Fairbanks Avenue
Winter Park, FL 32789

          Re:  The Timothy Plan

Gentlemen:

          We have examined the Agreement and Declaration of Trust of The Timothy Plan (the "Trust"), a Delaware business trust, the by-laws of the Trust, the minutes of meetings of the Trustees of the Trust, and the various pertinent documents relating to the Trust's organization and operation that we deem material. We have also examined the Notification of Registration and the Registration Statement under the Securities Act of 1933 ("Securities Act") and the Investment Company Act of 1940 ("Investment Company Act"), and all amendments thereto, as well as other items we deem material to this opinion.

          You have now advised us that the Fund is about to file, pursuant to the provisions of Rule 24f-2 under the Investment Company Act, a Notice for the purpose of registering under the Securities Act the 516,588 shares of beneficial interest ("Shares") sold by the Trust pursuant to Rule 24f-2 during its fiscal year ending December 31, 1996. You have informed us that the shares were sold in accordance with the Trust's usual method of distributing its shares whereby currently effective prospectuses are made available for delivery to offerees and purchasers of shares in accordance with Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, it is our opinion that the 516,588 Shares sold in the fiscal year ending December 31, 1996, pursuant to Rule 24f-2, have been legally issued and are fully-paid, non-assessable and legally outstanding shares of the Trust.

          We hereby consent to the use of this opinion as an exhibit to the Notice under Rule 24f-2 of the Trust, covering the registration of the said Shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which Shares of the Trust are offered, and we further consent to reference in the Prospectus of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.


                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG



                         By:  /s/ Joseph V. Del Raso
                              Joseph V. Del Raso

JDR/go





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